Exhibit 11.1

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended
	September 10, 2005		September 11, 2004
	Diluted	Basic	Diluted	Basic
Net income	$122.5	$122.5	$159.2	$159.2

Weighted average common shares outstanding	448.1	448.1	446.0	446.0

Common share equivalents	3.5		3.7

Weighted average shares outstanding	451.6		449.7

Earnings per share	$0.27	$0.27	$0.35	$0.36

Calculation of common share equivalents:

Options to purchase common shares	22.8		13.7
Common shares assumed purchased with potential proceeds	(19.3)		(10.0)

Common share equivalents	3.5		3.7

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$458.5		$219.8
Common stock price used under the treasury stock method	$23.70		$22.04
Common shares assumed purchased with potential proceeds	19.3		10.0

Anti-dilutive shares totaling 12.4 million in 2005 and 24.3 million in 2004 have been excluded from diluted weighted average shares outstanding.

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	36 Weeks Ended
	September 10, 2005		September 11, 2004
	Diluted	Basic	Diluted	Basic
Net income	$387.7	$387.7	$357.5	$357.5

Weighted average common shares outstanding	447.5	447.5	445.2	445.2

Common share equivalents	2.5		3.9

Weighted average shares outstanding	450.0		449.1

Earnings per share	$0.86	$0.87	$0.80	$0.80

Calculation of common share equivalents:

Options to purchase common shares	17.2		13.0
Common shares assumed purchased with potential proceeds	(14.7)		(9.1)

Common share equivalents	2.5		3.9

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$312.1		$201.0
Common stock price used under the treasury stock method	$21.21		$22.15
Common shares assumed purchased with potential proceeds	14.7		9.1

Anti-dilutive shares totaling 14.8 million in 2005 and 24.4 million in 2004 have been excluded from diluted weighted average shares outstanding.